Exhibit 99.1

NETGEAR Announces New Board of Director Appointment

SANTA CLARA, Calif. -- July 1, 2005 -- NETGEAR®, Inc. (Nasdaq: NTGR), a worldwide provider of technologically advanced, branded networking products, announced today the appointment of Jef Graham to its Board of Directors.

"We are delighted to have such an outstanding industry executive joining the Board of Directors of NETGEAR," commented Patrick C. S. Lo, Chairman and CEO. "His solid business and operational experience and familiarity with our industry and targeted markets will be of great benefit to the company."

Jef Graham joins NETGEAR's Board of Directors with over twenty years of global operational experience in the computer and networking hardware, software and services industries. Mr. Graham has been a CEO, senior vice president and general manager in both Fortune 500 companies and private start-ups. He currently serves as the President and CEO of Peribit Networks, a provider of wide area network optimization appliances. Peribit Networks recently agreed to be acquired by Juniper Networks, a provider of IP networking and security products. Before Peribit, Mr. Graham served as the Senior Vice President of the commercial and consumer business units for 3Com Corporation, where he managed networking and connectivity product offerings. From 1993 to 1995, he served as the CEO of Trident Systems, a document management systems integrator. Mr. Graham has also worked for Hewlett Packard for fifteen years, including ten years in sales and marketing around the world and as general manager of both a hardware and a software division. Mr. Graham holds a B.A. with Honors in Business Studies from Sheffield Hallam University, United Kingdom.

"NETGEAR is an impressive company and I am delighted to join its Board. I look forward to working towards further enhancing NETGEAR's global market position, and contributing to the development of its business meeting the networking needs of both consumer and small to medium business customers," said Jef Graham.

About NETGEAR, Inc.

NETGEAR® (Nasdaq: NTGR) designs technologically advanced, branded networking products that address the specific needs of small and medium business and home users. The Company's product offerings enable users to share Internet access, peripherals, files, digital multimedia content and applications among multiple personal computers and other Internet-enabled devices. NETGEAR is headquartered in Santa Clara, Calif. For more information, visit the company's Web site at www.netgear.com or call (408) 907-8000.

©2005 NETGEAR, Inc. NETGEAR® and the NETGEAR logo are trademarks or registered trademarks of NETGEAR, Inc. in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. Information is subject to change without notice. All rights reserved.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning the expected performance characteristics, specifications, market acceptance, market growth, specific uses, user feedback and market position of NETGEAR's products and technology are forward-looking statements within the meaning of the Safe Harbor. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including, without limitation, the following: the actual price, performance and ease of use of NETGEAR's products may not meet the price, performance and ease of use requirements of end-users; the performance of NETGEAR's products may be adversely affected by real world operating conditions; the ability of NETGEAR to market and sell its products and technology; the impact and pricing of competing products; and the introduction of alternative technological solutions. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled "Risk Factors Affecting Future Results", pages 17 through 25, in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 2005, filed with the Securities and Exchange Commission on May 13, 2005. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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Contacts:

Doug Hagan

Director, Corporate Marketing

NETGEAR, Inc.

(408) 907-8053

doug.hagen@netgear.com

David Pasquale

Executive Vice President, Investor Relations

The Ruth Group

(646) 536-7006

dpasquale@theruthgroup.com